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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported:  April 28, 1994


                THE NARRAGANSETT ELECTRIC COMPANY

       (exact name of registrant as specified in charter)








Rhode Island             0-898               05-0187805
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)




       280 Melrose Street, Providence, Rhode Island 02907

            (Address of principal executive offices)

                        (401) 941 - 1400
      (Registrant's telephone number, including area code)
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Item 5. Other Events

     A lawsuit concerning the proposed expansion of a transmission line was filed on April 28, 1994 against The Narragansett Electric Company (Narragansett), its parent, New England Electric System (NEES), and an affiliate, New England Power Service Company, in the Superior Court of Rhode Island. The plaintiffs are residents of property which borders existing Narragansett transmission lines in East Greenwich, Rhode Island. Narragansett has a proposal before the Rhode Island Energy Facilities Siting Board (EFSB) to upgrade one of the lines and relocate the lines on the existing right of way. The plaintiffs allege that fear of health risks from exposure to high voltage power lines has devalued their property and ask for unspecified damages. The plaintiffs have also asked for an injunction to halt the proposed changes to the transmission lines and an order to remove the existing power lines. The EFSB is currently conducting hearings on Narragansett's proposal to upgrade and relocate the transmission lines.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE NARRAGANSETT ELECTRIC COMPANY


                              s/John G. Cochrane
                              _________________________
                              John G. Cochrane
                              Assistant Treasurer



April 29, 1994